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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2005 with respect to our opinion relating to the consolidated financial statements and financial statement schedule and April 29, 2005 with respect to our opinions relating to internal control over financial reporting, which appears in Clean Harbors, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 22, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM